SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

PROFESSIONALLY MANAGED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1

Osterweis Funds
Proxy Reminder
Shareholder Meeting: November 6, 2015

 Dear Shareholder:

Your vote is important. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on November 6, 2015.

The Shareholder Meeting is fast approaching, and we have not yet received the votes required to hold the shareholder meeting on the new investment advisory agreements. As of October XX, we have X% of votes, but 50% are required to approve the new agreements.

Please vote today to help avoid potential delays. If we do not have enough votes, we will have to adjourn the meeting and continue to ask for your vote.

Please vote based on the attached proxy card(s) by:

•	Internet: Visit the Internet address printed on the proxy card and follow the online instructions.
•	Mail: Complete and sign the enclosed proxy card and mail it in the postage-paid envelope.
•	Touch-tone: Call the toll-free number printed on the proxy card and follow the recorded instructions.
•
Proxy Team Call Center: For your convenience, you may call our toll free number (844) 700-1416 Monday through Thursday 9 a.m. to 10 p.m. Eastern time, Friday 9 a.m. to 6:00 p.m. Eastern time and Saturday 10:00 a.m. to 6 p.m. Eastern time to speak with a live agent who can assist in registering your vote.

Sincerely,

John Osterweis	Matt Berler

ONE MARITIME PLAZA, SUITE 800	SAN FRANCISCO, CA 94111	OSTERWEIS.COM	(415) 434-4441

IMPORTANT PROXY VOTING REQUEST

Dear Shareholder:

We recently mailed you proxy materials regarding the Special Meeting of Shareholders for the Osterweis Funds to be held on November 6, 2015. Our records indicate that we have not received your vote. Your vote is important because we need to obtain votes from over 50% of Shareholders prior to the meeting in order to reach quorum.

As detailed in the proxy materials, we are seeking approval of new investment advisory agreements between Osterweis Capital Management and the Osterweis Funds. The new advisory agreements will not result in any changes to the Funds’ strategies, fees or management.

The funds’ Board of Trustees recommends that you vote FOR the proposals.

Voting is quick and easy.
Please vote using one of the following methods:

•	Internet: Visit the Internet address printed on your proxy card and follow the online instructions.
•	Mail: Complete and sign the proxy card enclosed in your proxy package and mail it in the postage-paid envelope.
•	Touch-tone: Call the toll-free number printed on your proxy card and follow the recorded instructions.
•
Proxy Team Call Center: For your convenience, you may call our toll free number (844) 700-1416 Monday through Thursday 9 a.m. to 10 p.m. Eastern time, Friday 9 a.m. to 6:00 p.m. Eastern time or Saturday 10:00 a.m. to 6 p.m. Eastern time to speak with a live agent who can assist in registering your vote.

If you have already voted, thank you for your response. If you have any further questions or need assistance with registering your vote, please contact our proxy team toll free at (844) 700-1416. We appreciate your immediate attention.

Best regards,

John Osterweis	Matt Berler
Chief Investment Officer	President & CEO

ONE MARITIME PLAZA, SUITE 800	SAN FRANCISCO, CA 94111	OSTERWEIS.COM	(415) 434-4441

October XX, 2015

ADDRESS
ADDRESS
ADDRESS
ADDRESS
Via Federal Express

Re:  IMPORTANT PROXY VOTING REQUEST

Dear [Name]:

As you know, we recently mailed you proxy materials regarding the Special Meeting of Shareholders for the Osterweis Funds to be held November 6, 2015. Though we have received overwhelmingly positive results from our shareholders, we need your vote in order to obtain quorum so we can hold the meeting. We would greatly appreciate your vote on the proposals outlined in the proxy materials that were mailed to you.

The funds’ Board of Trustees recommends that you vote FOR the proposal.

Voting is quick and easy.
Please vote using one of the following methods:

•	Internet: Visit the Internet address printed on your proxy card and follow the online instructions.
•	Mail: Complete and sign the proxy card enclosed in your proxy package and mail it in the postage-paid envelope.
•	Touch-tone: Call the toll-free number printed on your proxy card and follow the recorded instructions.
•
Proxy Team Call Center: For your convenience, you may call our toll free number (844) 700-1416 Monday through Thursday 9 a.m. to 10 p.m. Eastern time, Friday 9 a.m. to 6:00 p.m. Eastern time or Saturday 10:00 a.m. to 6 p.m. Eastern time to speak with a live agent who can assist in registering your vote.

We appreciate your time and your vote. If you have any further questions or need assistance, please contact our proxy team toll-free at (844) 700-1416.

Thank you in advance for your vote.

Best regards,

John Osterweis	Matt Berler
Chief Investment Officer	President & CEO

ONE MARITIME PLAZA, SUITE 800	SAN FRANCISCO, CA 94111	OSTERWEIS.COM	(415) 434-4441